UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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UNIQURE N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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uniQure N.V.

Paasheuvelweg 25a

1105BP Amsterdam

The Netherlands

+1-339-970-7000

Supplement to the Proxy Statement

for the 2018 Annual General Meeting of Shareholders

to be held on June 13, 2018

May 31, 2018

Dear Shareholder:

As you know, our 2018 Annual General Meeting of Shareholders will be held on June 13, 2018, at 9:30 a.m., Central European Summer Time at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands. A proxy statement, dated April 30, 2018 (the “Proxy Statement”), proxy card, our 2017 Annual Report to Shareholders and 2017 Dutch statutory accounts have previously been distributed to our shareholders of record at the close of business on May 16, 2018.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This letter (the “Supplement”) supplements the Proxy Statement by expanding the disclosure provided under Voting Proposal 6 — Amendment to the 2014 Restated Plan. The information in this Supplement provides additional detail regarding the classes of eligible participants and their basis of participation in the 2014 Restated Plan as well as the approximate number of eligible participants in the Restated Plan.

Classes of Eligible Participants and Basis of Participation

All of the Company’s employees, executive directors and non-executive directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8, or any successor form) are eligible to be granted awards under the Plan. Eligibility to participate in the Plan shall be determined at the sole discretion of the Board.

Approximate Number of Eligible Participants

As of May 22, 2018, the Company and its subsidiaries had a total of approximately 190 employees, 1 executive director and 6 non-executive directors. As awards under the 2014 Restated Plan are within the discretion of the Board, the Company cannot determine how many individuals in each of the categories described above will receive awards. The Company has not made, and has no current intention to make, grants to consultants/advisors, but does engage consultants/advisors from time to time. The Company believes that this eligible class consists of approximately 56 consultants/advisors that provide services on a full-time, part-time or intermittent basis and the Company does not currently anticipate making equity awards to any consultants/advisors under the 2014 Restated Plan.

Thank you for your continuing interest in the Company. We look forward to seeing you at the 2018 Annual Meeting.

If you have any questions about the Proxy Statement, please contact investor relations at investors@uniQure.com.

Sincerely,

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer, interim Chief Financial Officer and Executive Director

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on June 13, 2018: This Supplement, the Company’s Proxy Statement, our 2017 Annual Report and 2017 Dutch statutory accounts are available at www.uniqure.com.